Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-153487), and Form S-8 (Nos. 333-59902, 333-86728, 333-124960, and 333-146752) of our report dated April 7, 2009, relating to the consolidated financial statements and schedule of Arotech Corporation appearing in this Form 10-K for the year ended December 31, 2008.

/s/ BDO Seidman, LLP
BDO Seidman, LLP

Grand Rapids, Michigan
April 7, 2009